Exhibit 99.1

Ruth’s Hospitality Group, Inc. Announces Mike O’Donnell’s Retirement As Executive Chair O’Donnell to Continue on Board of Directors

WINTER PARK, Fla.--(BUSINESS WIRE)—July 9, 2020-- Ruth’s Hospitality Group, Inc. (NASDAQ: RUTH) (the “Company”), one of the largest upscale steakhouse companies in the world, today announced that Michael O’Donnell, the Company’s current Executive Chairman, will retire effective December 9,2020.  Following this date, O’Donnell will remain as member of the Board of Directors.

Mike O’Donnell stated, “It’s been a privilege to serve as Executive Chair of Ruth’s Chris for the past two years.   The Company has grown and flourished, and despite recent challenges posed by Covid19, I have total confidence that Cheryl Henry and the senior team will execute  its recovery plan and continue to build our iconic, resilient brand”.  O’Donnell continued, “Moving forward, I will focus my energy on serving as a Board member and will continue to support and safeguard Ruth’s Chris and it’s 55 year history of serving guests, supporting team members and delivering consistent returns to shareholders.”

About Ruth’s Hospitality Group, Inc.

Ruth's Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with over 150 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “targeting,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals, including with respect to new restaurant openings and acquisitions, capital expenditures, strategy, financial outlook, cash burn rate, our effective tax rate and the impact of healthcare inflation and recent accounting pronouncements, also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: the negative impact the COVID-19 pandemic has had and will continue to have on our business, financial condition and results of operations reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; changes in economic conditions and general trends; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to income taxes, unclaimed property, Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; harmful actions taken by the Company’s franchisees; the inability to successfully integrate franchisee acquisitions into the Company’s business operations; economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities; a material failure, interruption or security breach of the Company’s information technology network; the Company’s indemnification obligations in connection with its sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; the impact of litigation; the restrictions imposed by the Company’s credit agreement; changes in, or the suspension or discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program; and the inability to secure additional financing on terms acceptable to the Company.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2020, and the Company’s other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations
Fitzhugh Taylor (203) 682-8261
ftaylor@icrinc.com

Source: Ruth’s Hospitality Group, Inc.